UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

CORNER GROWTH ACQUISITION CORP. 2

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40510	98-1582723
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

251 Lytton Avenue, Suite 200
Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 543-8180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	TRONU	The Nasdaq Stock Market LLC

Class A Ordinary Shares included as part of the units	TRON	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TRONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about June 16, 2022, in connection with the Extraordinary General Meeting (as defined below), Corner Growth Acquisition Corp. 2 (the “Company”) will file with the Registrar of Companies of the Cayman Islands (“Registrar”) an amendment (the “Extension Amendment”)  to its Amended and Restated Memorandum and Articles of Association to (i) extend the date that the Company has to consummate a business combination from June 21, 2022 to July 21, 2022 (the “Extended Date”) and (ii) allow the Company without another shareholder vote, to elect to extend the date to consummate a business combination after the Extended Date on a monthly basis for an additional eight months, through and until March 21, 2023. The Company’s shareholders approved the Extension Amendment at the Extraordinary General Meeting on June 15, 2022. Upon approval of the Extension Proposal (as defined below), the time period within which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination was extended to March 21, 2023. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Extension Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting (the “Extraordinary General Meeting”) of Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company (the “Company”), which was held on June 15, 2022, holders of 16,571,526 of the Company’s ordinary shares, which represents approximately 71.66% of the ordinary shares issued and outstanding and entitled to vote as of the record date of May 20, 2022, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved a special resolution (the “Extension Proposal”) to amend the Company’s amended and restated memorandum and articles of association to (i) extend the date that the Company has to consummate a business combination from June 21, 2022 to July 21, 2022 (the “Extended Date”) and (ii) allow the Company without another shareholder vote, to elect to extend the date to consummate a business combination after the Extended Date on a monthly basis for an additional eight months, through and until March 21, 2023 the (“Additional Extension Date”). The shareholders also approved an ordinary resolution (the “Adjournment Proposal”) to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Extension Proposal.

Approval of Proposal 1—Extension Proposal

Votes For	Votes Against	Abstentions
16,119,648	300,028	151,850

Approval of Proposal 2—Adjournment Proposal

Votes For	Votes Against	Abstentions
16,117,497	302,179	151,850

In connection with the vote to approve the Extension Proposal, the holders of 11,093,735 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.01 per share, for an aggregate redemption amount of approximately $111,062,537 million. As such, approximately 59.97% of the Class A ordinary shares were redeemed and approximately 40.03% of the Class A ordinary shares remain outstanding. After the satisfaction of such redemptions, the balance in the Company’s trust account will be approximately $74,146,226 million.

Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Proposal. Accordingly, the Company now has until March 21, 2023 to consummate its initial business combination.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Extension Amendment, dated June 15, 2022, to the Amended and Restated Certificate of Incorporation of Corner Growth Acquisition Corp.
3.2	Minutes of the Extraordinary General Meeting of the Company to amend the Amended and Restated Memorandum and Articles of Association of the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2022

CORNER GROWTH ACQUISITION CORP. 2

By:	/s/ Marvin Tien
Name:	Marvin Tien
Title:	Chief Executive Officer